UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 13, 2007
Date of Report

September 7, 2007
(Date of Earliest Event Reported)

RADIAL ENERGY INC.
(Exact name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-113726 (Commission File Number)	72-1580091 (I.R.S. Employer Identification No.)

225 Marine Drive, Suite 210
Blaine, Washington 98230
(Address of Principal Executive Offices)

Tel: (360) 332-0905
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2007, Radial Energy Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Minera Del Pacifico SA, a company organized under the laws of Ecuador (“Pacifico”), Spirit Exploration Inc., a British Columbia corporation (“Spirit”), John E. Dhonau and Roger McClay.

Under the terms of the LOI, the parties agree to act towards entering into a definitive agreement by December 6, 2007 whereby (i) the Company will acquire thirty percent (30%) ownership interest in the EMPEC floatation mill and sixteen (16) individual mining concessions in Ecuador exclusively owned by Pacifico (“EMPEC”), and eighty five percent (85%) ownership right to Pacifico’s rights in the Adua Dulce, Maria Christina and Jorupe mines in Ecuador (the “Mines”), in consideration for paying $300,000 in cash to Pacifico, issuing 2,000,000 shares of the Company’s common stock to Spirit and issuing 3,200,000 of the Company’s common stock to Pacifico, John E. Dhonau and Roger McClay; (ii) Spirit will acquire fifteen percent (15%) ownership interest in EMPEC owned by Pacifico and fifteen percent (15%) ownership right to Pacifico’s rights in the Mines, in consideration for issuing 3,000,000 shares of Spirit’s common stock at $3.00 per share; (iii) in further consideration for acquiring Pacifico’s ownership rights in EMPEC and the Mines, the Company and Spirit agree to pay to Roland Glassier installment payments totaling in the aggregate $3,000,000 to be derived through production from the Mines; (iv) the Company agrees to invest up to $1,000,000 in EMPEC over the next twelve months subject to the Company receiving revenue from the Mines (the “Investment”); (v) Pacifico will use best efforts to free the remaining fifty five (55%) ownership in EMPEC out of escrow and grants the Company the exclusive right to acquire all or a portion of such interest for a combination of cash and common stock of the Company; and (vi) Pacifico and its principals will receive five percent (5%) net smelter royalty from the Mines.

The Company will advance to Pacifico $150,000 of the Investment upon the signing of the LOI to pay for legal fees related to the intervention of the EMPEC floatation mill and an additional $150,000 of the Investment for working capital upon either Pacifico obtaining fifty one percent (51%) or more ownership or controlling interest in EMPEC or the right by the Ecuadorian courts to operate EMPEC, or Pacifico receiving revenue through third party production mills. Additionally, the Company will pay to John E. Dhonau $300,000 on or before October 7, 2007. All funds paid pursuant to this paragraph will be secured by the assets of Pacifico.

The LOI further provides that the definitive agreement would contain customary representations and warranties, covenants and a number of conditions to closing, including receipt by the Company of a satisfactory legal opinion regarding the validity of the transfer of ownership interest in EMPEC and the Mines under applicable Ecuadorian laws and satisfactory completion of due diligence by the Company.

For more information, see Letter of Intent attached hereto as Exhibit 10.1 and Press Release attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1 Letter of Intent
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAL ENERGY INC.

By: /s/ Gregory Leigh Lyons
Gregory Leigh Lyons, President

Dated: September 13, 2007